Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Agreement”), dated as of July 28, 2023 is made by and among PUBLIC STORAGE, a real estate investment trust formed under the laws of the State of Maryland (the “Company”), and certain holders of Notes (the “Consenting Noteholders”) party to the Note Purchase Agreement (as defined below). Each of the Company and the Consenting Noteholders is, individually, a “Party” and collectively, the “Parties”.
WHEREAS, reference is hereby made to that certain Note Purchase Agreement, dated as of November 3, 2015, by and among the Company and the Purchasers party thereto (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Note Purchase Agreement”);
WHEREAS, the Company wishes to complete a transaction (the “UPREIT Transaction”) pursuant to which the Company will become a direct or indirect subsidiary of a real estate investment trust formed under the laws of the State of Maryland (the “New REIT”), shares of which will have trading privileges on the New York Stock Exchange;
WHEREAS, following the UPREIT Transaction, New REIT will maintain its tax status as a REIT but the Company will become a disregarded entity for federal income tax purposes and no longer treated as a REIT for tax purposes;
WHEREAS, the Company and the Consenting Noteholders wish to amend the Note Purchase Agreement in connection with the UPREIT Transaction in order to, among other things, reflect that, following the UPREIT Transaction, the New REIT will be required to maintain status as a REIT in lieu of the Company.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
SECTION 1.    Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Schedule A of the Note Purchase Agreement (except as amended by Section 2 below). References in the Note Purchase Agreement (including references in the Note Purchase Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Note Purchase Agreement as amended hereby.
SECTION 2.    Amendment to the Note Purchase Agreement. The Note Purchase Agreement is hereby amended as follows (the “Amendment”):
2.01    Amendment to Section 7. Section 7.1 of the Note Purchase Agreement is hereby amended by deleting the period at the end of clause (f) thereof and replacing such period with “; or”, and by adding a new clause (g) thereof, as follows:

“(g)    Other Financial Information — notwithstanding anything to the contrary in this Section 7, following the consummation of the Reorganization, if at any time the Company ceases to be a public reporting company, the Company will be permitted to satisfy its obligations with respect to financial information relating to the Company and its Subsidiaries described in Sections 7.1(a) and (b) by furnishing such financial information relating to the REIT Entity and its Subsidiaries; provided that the same is accompanied by consolidating information that explains in reasonable detail any material differences between the information relating to the REIT Entity and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand, with respect to the applicable consolidated balance sheet and the applicable consolidated income statement.”
2.02.    Amendment to Section 9.8. Section 9.8(c) of the Note Purchase is hereby amended by adding the following sentences at the end thereof:
“The Company further agrees that on and after the Reorganization, at all such times as any direct or indirect parent company of the Company is a borrower or guarantor under or with respect to the Principal Bank Facility, such parent company shall also be a guarantor under this Agreement. In connection with any such parent company becoming a guarantor, the Company shall provide substantially similar documentation in respect thereof as would be required for any new Subsidiary Guarantor pursuant to Section 9.8(a).”
2.03.    Amendment to Section 9.9. Section 9.9 (REIT Status) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“Prior to the Reorganization, the Company shall maintain its status as, and election to be treated as, a REIT. On and after the Reorganization, the REIT Entity shall maintain its status as, and election to be treated as, a REIT.”
2.04.    Amendments to Schedule A.
(b) Schedule A (Defined Terms) of the Note Purchase Agreement is hereby amended by adding the following definitions in alphabetical order to such schedule:
“REIT Entity” is defined in the definition of Reorganization.
“Reorganization” means a transaction pursuant to which the Company elects to reorganize its corporate organizational structure to implement an “umbrella partnership” real estate investment trust structure whereby upon the consummation of the transaction, (i) the Company shall become a direct or indirect subsidiary of a REIT whose shares have trading privileges on the New York Stock Exchange or the NYSE American or which is subject to price quotations on The NASDAQ Stock Market’s National Market System (the “REIT Entity”) and (ii) the REIT Entity shall own substantially all of its assets and conduct substantially all of its operations through a limited partnership, limited liability company or other registered business organization (or any Subsidiary thereof) (other than a general partnership) under the laws of any state of the United States or the District of Columbia of which the REIT Entity (or a Wholly Owned Subsidiary of the REIT Entity) is the general partner, manager, or managing member, as applicable.

SECTION 3.    Effectiveness.    This Agreement shall become effective upon:
(a)    the execution and delivery of this Agreement by the Company and the Consenting Noteholders, which constitute the “Required Holders” under the Note Purchase Agreement; and
(b)    the holders of the Notes shall have received a fully executed copy of a corresponding amendment to the Note Purchase Agreement, dated as of April 12, 2016, between the Company, New York Life Insurance Company and the other Purchasers (as defined therein), and such document shall be reasonably satisfactory to the Consenting Noteholders and shall have become effective concurrent with or prior to the effectiveness of this letter agreement; and
(c)    the fees and expenses of Vedder Price P.C., counsel to the holders of the Notes, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this Agreement.
SECTION 4.    Miscellaneous.
4.01.    No Further Amendment. Except as otherwise provided in this Agreement, (i) the Note Purchase Agreement and the Notes shall remain unchanged and in full force and effect and (ii) the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Party under the Note Purchase Agreement or the Notes. Notwithstanding anything contained herein, the amendments contained in this Agreement (x) are limited as specified and relate solely to the provisions of the Note Purchase Agreement in the manner and to the extent described herein, (y) shall not be effective for any other purpose or transaction and (z) do not constitute an amendment or basis for a subsequent amendment, consent or waiver of any of the provisions of the Note Purchase Agreement or the Notes.
4.02.    Counterparts; Integration. This Agreement may be executed in any number of counterparts (which counterparts may be delivered in electronic (.pdf) format), all of which taken together shall constitute one and the same instrument and any Party to this Agreement may execute this Agreement by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. This Agreement constitutes the entire agreement and understanding among the Parties to this Agreement with respect to the matters covered by this Agreement and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters. The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.
4.03.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns.
4.05.    Governing Law; Jurisdiction.    Sections 22.6 (Governing Law) and 22.7 (Jurisdiction and Process; Waiver of Jury Trial) of the Note Purchase Agreement shall apply mutatis mutandis to this Agreement as if set out herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

PUBLIC STORAGE

By:	/s/ Tom Boyle
Name: Tom Boyle
Title: Chief Financial and Investment Officer
[Signature Page to Amendment No. 1 to 2015 Pru Note Purchase Agreement – Public Storage]

This Agreement is hereby accepted and agreed to as of the date first written above.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: PGIM, Inc., as investment manager
By: /s/ Adolfo Cabrera
    Name: Adolfo Cabrera
    Title: Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Adolfo Cabrera Name: Adolfo Cabrera Title: Vice President
PRUCO LIFE INSURANCE COMPANY By: PGIM, Inc., as investment manager By: /s/ Adolfo Cabrera Name: Adolfo Cabrera Title: Vice President

[Signature Page to Amendment No. 1 to 2015 Pru Note Purchase Agreement – Consenting Noteholders]